                                                                    EXHIBIT 4.16

                                  VENTAS TRUST
                  Commercial Mortgage Pass-Through Certificates
                               Series 2001-VENTAS

                         CERTIFICATE PURCHASE AGREEMENT

                                                          As of December 4, 2001

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One World Financial Center
North Tower--15/th/ Floor
250 Vesey Street
New York, New York 10281-1315
Attn: Richard Sigg

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

          Ventas Specialty I, LLC, a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to sell
 -------
to you (Merrill Lynch, Pierce, Fenner & Smith Incorporated, ("MLPFS") and Morgan
                                                              -----
Stanley & Co. Incorporated ("MSCI"), together, the "Initial Purchasers"), those
                             ----                   ------------------
classes (each, a "Class") of the Ventas Trust Commercial Mortgage Pass-Through
                  -----
Certificates, Series 2001-VENTAS, specified on Schedule I hereto (the
                                               ----------
"Certificates"). The Certificates will be issued pursuant to a Trust and
 ------------
Servicing Agreement to be dated as of the Settlement Date (the "Trust and
                                                                ---------
Servicing Agreement"), between the Company, as depositor, First Union National
-------------------
Bank, as servicer (in such capacity, the "Servicer") and as special servicer (in
                                          --------
such capacity, the "Special Servicer"), LaSalle Bank National Association, as
                    ----------------
trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
              -------                                                  ------
Agent"). Ventas Specialty I, Inc. (the "Member"), a Delaware corporation, is the
-----                                   ------
sole member of the Company. The Certificates will in the aggregate evidence the entire beneficial interest of a trust fund (the "Trust Fund") to be established
                                                 ----------
by the Company pursuant to the Trust and Servicing Agreement. The Trust Fund will consist primarily of a single, adjustable-rate, monthly-pay, non-recourse mortgage loan (the "Mortgage Loan") made to Ventas Finance I, LLC (the
                    -------------
"Borrower") pursuant to a Loan and Security Agreement dated as of the Settlement
 --------
Date between Merrill Lynch Mortgage Lending, Inc. ("MLMLI") and the Borrower.
                                                    -----
The Company intends to acquire the Mortgage Loan from MLMLI (the "Mortgage Loan
                                                                  -------------
Seller") pursuant to a Mortgage Loan Purchase Agreement dated as of the
------
Settlement Date, 2001 (the "Mortgage Loan Purchase Agreement"), between MLMLI
                            --------------------------------
and the Company. A real estate mortgage investment conduit ("REMIC") election is
                                                             -----
being made with respect to the Trust Fund with the resulting REMIC being referred to as "REMIC." The Certificates will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Certificates and
                                         --------------
the Mortgage Loan are described more fully in the Offering Memorandum dated the date hereof (including the annex and exhibits thereto and the accompanying CD-ROM, the "Offering Memorandum"), which the Company is furnishing to you for purposes
     -------------------
of resale of the Certificates to a limited number of institutional investors in a transaction not involving a public offering. The preliminary version of the Offering Memorandum delivered to prospective investors in the Certificates is herein referred to as the "Preliminary Offering Memorandum". Capitalized terms
                           -------------------------------
used but not defined herein shall have the respective meanings assigned thereto in the Offering Memorandum.

          1.  Representations and Warranties. Ventas represents and warrants to,
              ------------------------------
and agrees with, each Initial Purchaser solely on behalf of itself and with respect to the condition pertaining to it and set forth in clause (e) of this
Section 1, and the Company represents and warrants to, and agrees with, each
---------
Initial Purchaser that:

              (a) The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its properties and to conduct its business, as described in the Offering Memorandum, and to enter into and perform its obligations under this Agreement and the Trust and Servicing Agreement, and is conducting its business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

              (b) This Agreement has been duly authorized by each of Ventas and the Company and duly executed and delivered by the Company. At or prior to the Settlement Date (as defined in Section 3), the Company will have
                                        ---------
     entered into the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement, and the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement will have been duly authorized, executed and delivered by the Company. This Agreement constitutes, and the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement, when executed and delivered by the Company, will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

              (c) On the Settlement Date, the Certificates and the Trust and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Offering Memorandum; the issuance and sale of the Certificates have been duly and validly authorized by the Company. On the Settlement Date, the Certificates, when duly and validly executed, authenticated and delivered by the Trustee in accordance with the Trust and Servicing Agreement, will be entitled to the benefits of the Trust and Servicing Agreement.

              (d) None of the sale of the Certificates to the Initial Purchasers pursuant hereto, the consummation of any other of the transactions contemplated herein, or the fulfillment of any of the terms of the Trust and Servicing Agreement, the Mortgage Loan Purchase Agreement or this Agreement, will result in the breach of any term or provision of the certificate of formation or limited liability company agreement of the Company or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of the Company to perform its obligations under this Agreement, the Trust and Servicing Agreement and the Mortgage Loan Purchase Agreement.

                           (e) There are no actions or proceedings against, or investigations of, the Company or Ventas pending, or, to the knowledge of Ventas and the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement, the Trust and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement or the Trust and Servicing Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Mortgage Loan Purchase Agreement, the Trust and Servicing Agreement or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Offering Memorandum.

                           (f) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates pursuant to this Agreement, the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement, except such as have been, or as of the Settlement Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Initial Purchasers and any recordation of the respective assignments of the Mortgage Loan Documents to the Trustee pursuant to the Trust and Servicing Agreement that have not been completed and any UCC Financing Statements that have not been filed.

                           (g) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                           (h) Any taxes, fees and other governmental charges payable by the Company in connection with the execution and delivery of this Agreement, the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement or the issuance and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom), have been or will be paid on or prior to the Settlement Date, other than any fees in connection with the recordation of the respective assignments of the Mortgage Loan Documents to the Trustee pursuant to the Trust and Servicing Agreement and the filing of any UCC Financing Statements.

                            (i) Immediately prior to the assignment of the Mortgage Loan to the Trustee, the Company will have good title to, and will be the sole owner of, the Mortgage Loan, free and clear of any pledge, mortgage, lien, security interest or other encumbrance.

                           (j) The transfer of the Mortgage Loan to the Trustee and the sale of the Certificates by the Company, at the Settlement Date, will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

                           (k) When the Certificates are issued and delivered pursuant to this Agreement, the Certificates will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities that are listed on a national securities exchange registered under Section 6 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated
                           ------------
          inter-dealer quotation system.

                           (l) Neither the Company nor, assuming the accuracy of the representations and warranties and the performance of the covenants contained herein on the part of the Initial Purchasers, any person acting on its behalf has (i) offered or sold, in the United States, its territories and possessions, or to, or for the account or benefit of, any U.S. person (as defined below), any Certificate or interest therein by any form of general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act, or (ii) with respect to any Certificate or interest therein sold outside the United States, its territories and possessions, to, or for the account or benefit of, a non-U.S. person, made any directed selling efforts in the United States, its territories and possessions, within the meaning of Rule 902 under the Securities Act, or (iii) taken any other action that would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification pursuant thereto. In addition, the Company will not act, nor has it authorized nor will it authorize any person to act, in any matter set forth in the foregoing sentence with respect to the Certificates. For purposes of this

     Agreement, "U.S. person" has the meaning assigned thereto in Rule 902(k)
                 -----------
     under the Securities Act.

          (m) Within the preceding six months, neither the Company nor assuming the accuracy of the representations and warranties and the performance of the covenants contained herein on the part of the Initial Purchasers, any other person acting on behalf of the Company has offered or sold to any person any securities (in addition to the Certificates) that would be considered part of the offering of the Certificates within the meaning of Rule 502 under the Securities Act. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States, its territories and possessions, or to, or for the account or benefit of, any U.S. person of any securities substantially similar to the Certificates issued by the Company, within six months subsequent to the date on which the offering of the Certificates has been completed, is made under restrictions and/or other circumstances reasonably designed not to affect the status of the offer and sale of the Certificates in the United States, its territories and possessions, and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

          (n) Assuming the accuracy of the representations and warranties and the performance of the covenants contained herein on the part of the Initial Purchasers, any sale of a Certificate or interest therein made by the Company or any person acting on its behalf outside the United States, its territories and possessions, to a non-U.S. Person has been and will be so made in accordance with Regulation S under the Securities Act; and, with respect to such Certificate or interest therein, the Company, any affiliates of the Company and any person acting on its or their behalf has complied with and will implement "offering restrictions" within the meaning of Rule 902 under the Securities Act.

          (o) As of the date hereof and at the Settlement Date, the Offering Memorandum and the Preliminary Offering Memorandum and the other Disclosure Materials (as defined below), as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, the Company makes no representations or warranties as to the information contained in or omitted from (x) the first and second sentences of the last paragraph on the cover page and (y) the first and second sentences of the first paragraph and the second paragraph under the heading "Method of Placement" of the Offering Memorandum or the Preliminary Offering Memorandum, or any amendment thereof or supplement thereto (the "Purchasers' Information").
                                 -----------------------

          (p) The Trust and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Neither
                                                             --------
     the Company nor the Trust Fund is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").
      --------

        2. Purchase and Sale. Subject to the terms and conditions and in
           -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to the percentage of the aggregate principal amount thereof as of the Settlement Date and as set forth on Schedule I hereto, Certificates of each
                                    ----------
Class thereof having the actual principal amount set forth next to such Purchaser's name on Schedule I hereto.
                    ----------

        3. Delivery and Payment. The closing for the purchase and sale of the
           --------------------
Certificates as contemplated hereby (the "Closing") shall be conducted at the
                                          -------
offices of Baker & McKenzie, 805 Third Avenue, New York, New York, 10:00 AM (New York City time) on or about December 12, 2001, which date and time may be postponed by mutual agreement between the Company and the Initial Purchasers (such date and time being referred to as the "Settlement Date"). Delivery of the
                                              ---------------
Class A, Class B, Class C, Class D, Class E and Class F (the "Regular
                                                              -------
Certificates") will be made in book-entry form through the facilities of The
------------
Depository Trust Company ("DTC") and, in the case of any Regular Certificates to
                           ---
be delivered to non-U.S. persons, the facilities of Clearstream Banking, societe anonynme, and the Euroclear System. Each Class of Regular Certificates will be represented by one or more definitive global Certificates to be deposited by or on behalf of the Company with DTC. The Class R Certificates (the "Residual
                                                                  --------
Certificates") will be delivered to the Initial Purchasers at the Closing in
------------
fully registered, certificated form. Delivery of the Certificates shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price therefor to or upon the order of the Company by wire transfer of immediately available funds to such account as may be acceptable to the Company. The Residual Certificates shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Settlement Date.

        The Company agrees to have the Certificates available for inspection, checking and, in the case of the Residual Certificates, packaging by the Initial Purchasers in New York, New York, no later than 1:00 p.m., on the business day prior to the Settlement Date.

        4. Representations, Warranties and Covenants of the Initial Purchasers.
           -------------------------------------------------------------------
Each Initial Purchaser (severally and not jointly with the other Initial Purchaser) represents and warrants to and agrees with the Company and the other Initial Purchaser that:

           (a) Such Initial Purchaser is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) promulgated pursuant to the Securities Act or an entity in which each of the equity owners come within such paragraphs (an "Institutional Accredited
                                             ------------------------
     Investor").
     --------

           (b) Such Initial Purchaser has been furnished with all information regarding (i) the Company, (ii) the Certificates, (iii) the nature, performance and servicing of the Mortgage Loan, (iv) the Trust and Servicing Agreement and (v) any credit enhancement mechanism associated with the Certificates, that it has requested.

          (c) Such Initial Purchaser has not offered or sold, and shall not offer or sell, any Certificate or interest therein in the United States, its territories and possessions, or to, or for the account or benefit of, a U.S. person unless: (i) such transaction is made in accordance with Rule 144A under the Securities Act; and (ii) such Initial Purchaser shall reasonably believe that at such time such person is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (a "Qualified Institutional Buyer") that is purchasing such Certificate
             -----------------------------
     for its own account or the account of another Qualified Institutional
     Buyer.

          (d) Such Initial Purchaser has not offered or sold, and shall not offer or sell, any Certificate or interest therein in the United States, its territories and possessions, or to, or for the account or benefit of, a U.S. person by any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act), including, but not limited to, any advertisement, article, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or advertising (as those terms are used in Regulation D promulgated pursuant to the Securities
     Act); and, with respect to any Certificates sold outside the United States, its territories and possessions, to non-U.S. persons, none of such Initial Purchaser, any affiliates of such Initial Purchaser or anyone acting on its or their behalf has made any directed selling efforts in the United States, its territories and possessions, within the meaning of Rule 902 of the Securities Act. In addition, such Initial Purchaser has not taken, and shall not take, any other action that would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification pursuant thereto. Such Initial Purchaser will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the prior two sentences with respect to the Certificates.

          (e) Any sale of any Certificates or interest therein made by such Initial Purchaser or anyone acting on its behalf outside the United States, its territories and possessions, to non-U.S. persons has been and will be so made in accordance with Regulation S under the Securities Act.

          (f) Such Initial Purchaser (A) has not offered or sold and, prior to the date six months after the Settlement Date, will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of

     Securities Regulations 1995, (B) in relation to its acts or omissions prior to December 1, 2001, (1) has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (2) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on, and (C) in relation to its acts or omissions on or after December 1, 2001, (1) will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom, and (2) will only communicate in the United Kingdom any invitation or inducement in connection with the Certificates to a person who is of a kind described in
     Article 19 or Article 49 of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or is a person to whom the invitation or inducement may otherwise lawfully be communicated.

          (g) Such Initial Purchaser shall not sell to any person any of the Certificates unless, if required by law, such Initial Purchaser has provided to such person a copy of the Offering Memorandum prior to settlement of such transaction, provided that the Initial Purchasers have been provided with sufficient copies of the Offering Memorandum.

          Such Initial Purchaser will not sell or otherwise transfer any Certificate or interest therein, except in compliance with the provisions of the Trust and Servicing Agreement.

          (h) In connection with the purchase of any Class R Certificates by such Initial Purchaser, such Initial Purchaser shall execute and deliver to the Company, the Trustee and anyone else required under the Trust and Servicing Agreement a Transfer Affidavit and Agreement in the form of Exhibit H-1 to the Trust and Servicing Agreement.
     -----------

       It is understood and agreed that the Certificates are being purchased by the Initial Purchasers with a view towards the resale thereof, consistent with the foregoing.

       5. Certain Covenants of the Company. The Company agrees with the Initial
          --------------------------------
Purchasers as follows:

          (a) During the period from the date hereof until the earlier of the 90th day hereafter and the day on which all the Certificates have been sold by the Initial Purchasers, the Company shall not make any amendment or supplement to the Offering Memorandum if such amendment or supplement shall be reasonably disapproved by the Initial Purchasers promptly after reasonable notice thereof.

               (b) During the period from the date hereof until the earlier of the 90th day hereafter and the day on which all the Certificates have been sold by the Initial Purchasers, the Company shall furnish the respective Initial Purchasers with copies of the Offering Memorandum (or any amendment thereof or supplement thereto) in such quantities as each Initial Purchaser may from time to time reasonably request.

               (c) If, during the period from the date hereof until the earlier of the 90th day hereafter and the day on which all the Certificates have been sold by the Initial Purchasers, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Memorandum is delivered by the Company to the Initial Purchasers, not misleading, or, if for any other reason it shall, in the judgment of the Company, be necessary or desirable during such period to amend or supplement the Offering Memorandum, the Company shall notify the Initial Purchasers and, upon their request, prepare (in a form reasonably acceptable to the Initial Purchasers) and furnish without charge to the respective Initial Purchasers as many copies as each Initial Purchaser may from time to time reasonably request of an amended Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance.

               (d) The Company shall furnish, or shall cause the Trust and Servicing Agreement to require the Servicer and/or the Trustee to furnish, upon request, to holders and prospective purchasers of the Certificates information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

               (e) If required by either Initial Purchaser, the Company shall use its best efforts, in cooperation with the Initial Purchasers, to qualify the Regular Certificates for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Regular Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign limited liability company or as a dealer in securities in any jurisdiction in which it is not otherwise so subject.

          6.   Indemnification and Contribution.
               --------------------------------

     (a) Ventas and the Company shall jointly and severally indemnify and hold harmless each Initial Purchaser and MLMLI, their officers and directors, and each person, if any, who controls such Initial Purchaser or MLMLI within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "ML/MSCI Parties"), as follows:
          ---------------

               (i) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the

     Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) the breach by the Company or Ventas of any representation, warranty or covenant hereunder or under any Loan Document or (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Disclosure Materials or the omission or alleged omission to state in any of the Disclosure Materials (in the case of Disclosure Materials other than the Offering Memorandum and any Preliminary Offering Memorandum, when read together with the Offering Memorandum) any material fact necessary in order to make the statements in such Disclosure Materials, in the light of the circumstances under which they were made, not misleading, but only if and to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is not contained in the Purchasers' Information.

               (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company as contemplated by Section 6(e); and
                     ------------

               (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such ML/MSCI Party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.
                       ----------    -----------

          Notwithstanding the foregoing, the indemnity provided for in this subsection (a) with respect to any loss, claim, damage, liability, cost or
--------------
expense referred to in clauses (i), (ii) and (iii) above and arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or any Computational Information, or any revision or amendment of or supplement to any such document, shall not inure to the benefit of any ML/MSCI Party (or any officer, director or controlling person in respect thereof) from whom the person asserting such loss, claim, damage, liability, cost or expense purchased the Certificates which are the subject thereof if: (i) in the case of any Preliminary Offering Memorandum (or any revision or amendment thereof or supplement thereto), MLPFS, MLMLI or MSCI, as applicable, did not deliver to such person a copy of the Offering Memorandum (or the Offering Memorandum as most recently amended or supplemented) at or prior to the settlement of the sale of the subject Certificates to such person, the untrue statement or alleged untrue statement or omission or alleged omission made in such Preliminary Offering Memorandum was corrected in the Offering Memorandum (or the Offering Memorandum as most recently amended or supplemented) and such correction would have cured the defect giving rise to any such loss, claim, damage, liability, cost or expense; and (ii) in the case of any Computational Information (or any revision or amendment of or supplement to any such document), the Company notified such Initial Purchaser in writing of the error that gave rise to the untrue statement or alleged untrue statement or omission or alleged omission or provided in written or electronic format information superseding or correcting such error not less than five (5) business days prior to the time of settlement of the sale of the subject Certificates to such person and such Initial Purchaser failed to deliver to such person corrected materials (or, if the superseding or correcting information was contained in the Offering Memorandum, failed to deliver to such person the Offering Memorandum) at or prior to settlement of such sale to such person. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Initial Purchaser (severally and not jointly) shall indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by MLPFS (on behalf of itself and MLMLI) or MSCI, as applicable, expressly for use in the Offering Memorandum (or any amendment or supplement thereto). It is hereby acknowledged that the Purchasers' Information will constitute the only written information furnished to the Company by either Initial Purchaser expressly for use in the Offering Memorandum (or any amendment thereto).

          For purposes of this Section 6:
                               ---------

               "Disclosure Materials" consist of: (i) the Offering Memorandum
                --------------------
     (including, without limitation, all exhibits and the annex thereto and the accompanying CD-ROM), any and all revisions and amendments thereof and supplements thereto, and the Preliminary Offering Memorandum (including, without limitation, all exhibits and the annex thereto and any accompanying CD-ROM); (ii) any and all Computational Information relating to the Certificates that have been made available for review by any prospective investor, including without limitation the Preliminary Term Sheet included as an exhibit to the Preliminary Offering Memorandum and the Term Sheet included as an exhibit to the Offering Memorandum; (iii) any and all other summaries, reports, documents and written and electronic materials and information, including without limitation, legal documents and appraisals, environmental site, engineering and any other third party due diligence reports, in each case relating to the Borrower, the Sponsor, the Depositor, the Master Lease, the Mortgage Loan, the Mortgaged Properties, or the Kindred Group or any of its constituent entities furnished by the

     Company or any of its affiliates to, or otherwise made available by the Company or any of its affiliates for review by, prospective investors in the Certificates; and (iv) any and all other summaries, reports, documents and written and electronic materials, including (x) the report entitled "CMBS Product Review: The Nursing Home Industry" covered by the letter dated November 1, 2001 from Ventas to MLPFS and attached thereto and (y) the operating statement materials covered by the indemnification letter dated November 30, 2001 from Ventas, Inc. to MLPFS (the letters described in clauses (x) and (y), the "Ventas Letters"), that were furnished to
                                  --------------
     prospective investors in the Certificates and that are not covered by any of clauses (i) through (iii) of this paragraph. This Agreement constitutes
        -----------         -----
     the entire agreement between the parties hereto with respect to the indemnification to be provided in connection with the offering of the Certificates and shall supersede all other agreements entered into by them, written or otherwise, including the Ventas Letters, in all respects.

               "Computational Materials" consist of any statistical information
                -----------------------
     delivered by either Initial Purchaser to a prospective investor in the Certificates, which statistical information is similar to "Computational Materials" within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance
                               ----------
     Corporation I, Kidder, Peabody & Co, Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association; and


               "ABS Term Sheets" consist of any term sheets delivered by either
                ---------------
     Initial Purchaser to a prospective investor in the Certificates, which term sheets are similar to "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (such ABS Term Sheets, together with the Computational Materials, the "Computational
                                                                  -------------
     Information").
     -----------

          (c) Promptly after receipt by any person entitled to indemnification under this Section 6 (an "Indemnified Party") of notice of the commencement of
           ---------      -----------------
any action, such Indemnified Party will, if a claim in respect thereof is to be made against the party providing indemnification (the "Indemnifying Party")
                                                       ------------------
under this Section 6, notify the Indemnifying Party in writing of the
           ---------
commencement thereof; but the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party under this Section 6 (except to the extent that such omission has prejudiced the
           ---------
Indemnifying Party in any material respect) or from any liability which it may have otherwise than under this Section 6.
                               ---------

          (d) In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel selected by the

Indemnifying Party and satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or Parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable for any legal fees or expenses of separate counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence of this Section 6(d) (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Indemnified Party or Parties representing all such Indemnified Parties who are parties to such action), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or clause (iii) is applicable, such liability shall only be
         ---------     -----------
in respect of the counsel referred to in such clause (i) or clause (iii).
                                              ---------     -----------

               (e) If an Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party or, if such settlement provides for the full release of the Indemnified Party in connection with all matters relating to the proceeding that have been asserted against the Indemnified Party in such proceeding by the other parties to such settlement and does not provide for any admission of liability or fault by such Indemnified Party, without the consent of the Indemnified Party. However, each Indemnifying Party agrees that, if at any time an Indemnified Party shall have requested such Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel, such Indemnifying Party shall be liable for any settlement or compromise or consent to the entry of any judgment effected with respect to any litigation, investigation, proceeding (commenced or threatened) or claim in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the
                                        ---------
Indemnified Party or Parties are actual or potential parties thereto), without such Indemnifying Party's written consent if (i) such settlement, compromise or judgment is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement, compromise or judgment at least 30 days prior to such settlement, compromise or judgment being entered into and (iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement, compromise or judgment.

               (f)  If the indemnification provided for in this Section 6 is
                                                                ---------
unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities, costs or expenses referred to in and intended to be covered under Section 6(a) or (b) of this Agreement, then the Indemnifying
                 ------------------
Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Ventas on the one hand and the Initial Purchasers on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) is not permitted under applicable law or if the Indemnified Party failed to give the notice required under Section 6(e), in such
                                                           -----------
proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the Company and
                    ---------
Ventas on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and Ventas on the one hand, and the Initial Purchasers on the other, in connection with the offering of the Certificates shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Certificates (before deducting expenses) received by the Company and the total Purchasers' Compensation (defined below) received by the Initial Purchasers in respect thereof bear to the aggregate offering price of the Certificates. The relative fault of the Company and Ventas, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the respective parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               In no event shall either MLPFS (on behalf of itself) or MSCI be obligated to contribute an amount that is more than the sum of (i) the difference between the aggregate price at which it acquired the Certificates purchased by it hereunder and the aggregate price at which it sold such Certificates and (ii) the fees paid to such Initial Purchaser in connection with the offering of the Certificates (such amount with respect to either Initial Purchaser, the "Purchaser's Compensation," and with respect to both Initial
                ------------------------
Purchasers, the "Purchasers' Compensation").
                 ------------------------

               (g) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 6(f) above were determined by pro
                                      -----------
rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(f)
                                                                -----------
above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, costs or expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (except where the Indemnified Party is required to bear such expenses pursuant to this Section 6),
                                                                     ---------
which expenses the Company shall pay as and when incurred, at the request of the Indemnified Party. If and to the extent that any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party hereunder, the Indemnified Party which received such payment shall promptly refund the amount so paid to the Indemnifying Party. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (h) Without limiting the generality or applicability of any other provision of this Agreement, the respective officers and directors of each ML/MSCI Party and each person, if any, who controls such ML/MSCI Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall be third-party beneficiaries of the provisions of this
Section 6.
---------

               (i)  The indemnity and contribution agreements contained in this
Section 6 shall remain operative and in full force and effect regardless of (i)
---------
any termination of this Agreement, (ii) any investigation made by the Company, the Member, Ventas, either Initial Purchaser, MLMLI, any of their respective directors or officers, or any person controlling the Company, the Member, Ventas, either Initial Purchaser or MLMLI and (iii) acceptance of any payment for any of their Certificates.

               (j)  The remedies provided for in this Section 6 are not
                                                      ---------
exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or in equity. The obligations of the Initial Purchasers in Section 6(f) and (g) to contribute are several in proportion to their respective purchase obligations and not joint.

               7.   Conditions to the Obligations of the Initial Purchasers. The
                    -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Certificates as provided in this Agreement shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Settlement Date, to the accuracy in all material respects of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions with respect to the Certificates:

                    (a) The Initial Purchasers shall have received the Offering Memorandum.

                    (b) The Initial Purchasers shall have received a certificate, dated the Settlement Date and executed by an executive officer of the Company, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Settlement Date; and (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Settlement Date.

                    (c) The Initial Purchasers shall have received with respect to each of the Company, the Member and Ventas a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than ten days prior to the Settlement Date.

                    (d) The Initial Purchasers shall have received from the Secretary or an assistant secretary of Ventas, in his or her individual capacity, a certificate, dated the Settlement Date, to the effect that: (i) each individual who, as an officer or representative of Ventas, signed this Agreement or any other document or certificate delivered on or before the Settlement Date in connection with the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement or the Trust and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Settlement Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of Ventas) has occurred since the date of its good standing certificates referred to in paragraph (c) above which
                                                    ------------
          has affected the good standing of Ventas under the laws of the State of Delaware. The certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of Ventas) of the certificate of incorporation and by-laws of Ventas, each as in effect on the Settlement Date, and of all resolutions of the board of directors of Ventas required in connection with the authorization of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement.

                    (e) The Initial Purchasers shall have received from the Secretary or an assistant secretary of the Member, in his or her individual capacity, a certificate, dated the Settlement Date, to the effect that: (i) each individual who, as an officer or representative of the Member, signed any document or certificate delivered on or before the Settlement Date in connection with the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement or the Trust and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Settlement Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Member) has occurred since the date of its good standing certificates referred to in paragraph (c) above which has affected the
                                      ------------
          good standing of the Member under the laws of the State of Delaware.
          The certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Member) of the certificate of incorporation and by-laws of the Member, each as in effect on the Settlement Date, and of all resolutions of the board of directors of the Member required in connection with the authorization of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement.

                    (f) The Initial Purchasers shall have received from an officer of the Company, in his or her individual capacity, a certificate, dated the Settlement Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this Agreement, the Mortgage Loan Purchase Agreement, the Trust and Servicing Agreement or any other document or certificate delivered on or before the Settlement Date in connection with the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement or the Trust and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Settlement Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of its good standing certificate referred to in paragraph (c) above which
                                                       -------------
          has affected the good standing of the Company under the laws of the State of Delaware. The certificate shall be accompanied by true and complete copies (certified as such by such officer of the Company) of the certificate of formation and the limited liability company agreement of the Company, each as in effect on the Settlement Date, and of all required consents of the sole member of the Company relating to the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreement and the Trust and Servicing Agreement.

                    (g) The Initial Purchasers shall have received from Richards, Layton & Finger, P.A., counsel to the Company, the Member and Ventas, written opinions addressing, among other things, enforceability and general corporate matters in form and substance satisfactory to the Initial Purchasers, dated the Settlement Date and addressed to the Initial Purchasers, each of the other parties to the Trust and Servicing Agreement and each of the Rating Agencies.

                    (h) The Initial Purchasers shall have received from Baker & McKenzie, counsel to the Company, the Member and Ventas, a written opinion addressing, among other things, enforceability, tax, ERISA, the Investment Company Act of 1940, as amended, the Trust Indenture Act of 1939, as amended and the Securities Act of 1933, as amended, and disclosure matters, in form and substance satisfactory to the Initial Purchasers, dated the Settlement Date and addressed to the Initial Purchasers, each of the other parties to the Trust and Servicing Agreement and each of the Rating Agencies.

                    (i) The Initial Purchasers shall have received from Baker & McKenzie, counsel to the Company, a written opinion addressing, among other things, bankruptcy matters, in form and substance satisfactory to the Initial Purchasers, dated the Settlement Date and addressed to the Initial Purchasers, each of the other parties to the Trust and Servicing Agreement and each of the Rating Agencies.

                    (j) The Initial Purchasers shall have received from Sidley, Austin, Brown & Wood, counsel to Merrill Lynch, Pierce, Fenner & Smith Incorporated, a letter addressing the contents of the Offering Memorandum, in form and substance satisfactory to the Initial Purchasers, dated the Settlement Date and addressed to the Initial Purchasers, each of the other parties to the Trust and Servicing Agreement and each of the Rating Agencies.

                    (k) The Initial Purchasers shall have received from Latham & Watkins, special health care regulatory counsel to Ventas, a written opinion addressing disclosure matters, including the accuracy of the description in the Offering Memorandum of the regulation of skilled nursing facilities, in form and substance satisfactory to the Initial Purchasers, dated the Settlement Date and addressed to the Initial Purchasers.

                    (l) The Initial Purchasers shall have received all other opinions rendered to the rating agencies identified on Schedule I
                                                                 ----------
          hereto, by counsel to Ventas, the Company and the Member and each such opinion shall be dated the Settlement Date and addressed to the Initial Purchasers.

                    (m) The Initial Purchasers shall have received such other opinions, certificates and documents as the Initial Purchasers may reasonably require, reasonably satisfactory in form and substance to them, for the purpose of enabling the Initial Purchasers and their counsel to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                    (n) The Initial Purchasers shall have received from Arthur Andersen, certified public accountants, a letter, dated as of the date of the Offering Memorandum, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, stating in effect that, using the assumptions and methodology used by the Company, all of which shall be described in such letter, they have recalculated such numbers and percentages set forth in the Offering Memorandum as the Initial Purchasers may reasonably request and as are agreed to by Arthur Andersen, compared the results of their calculations to the corresponding items in the Offering Memorandum, and found each such number and percentage set forth in the Offering Memorandum to be in agreement with the results of such calculations.

                    (o) The respective Classes of Certificates (other than the Class R Certificates) shall have been rated as specified in Schedule I
                                                                      ----------
          and such ratings shall not have been rescinded.

                    (p) Since the date of the Offering Memorandum there shall not have been in the opinion of the Initial Purchasers any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of (i) Ventas and its affiliates considered as one enterprise, (ii) the Kindred Group and
          (iii) the Mortgaged Properties.

                    (q) As of the Settlement Date, each Initial Purchaser shall have received funding for the full amount of its percentage of the Initial Aggregate Certificate Principal Balance as set forth on
          Schedule I hereto from investors solicited by it to purchase the Certificates, or will have made the determination in its sole discretion that such funding will be provided by such investors.

                    (r) The structuring fees and expenses payable to (x) MLPFS shall be paid to it on the Settlement Date in an amount and as set forth in the letter dated July 11, 2001 from MLPFS to Ventas and (y) MSCI, shall be paid to it on the Settlement Date in an amount as separately agreed to by Ventas and MSCI, whether in writing or otherwise, provided that, such amount shall be not less than $225,000.

                    If any condition specified in this Section 7 shall not have
                                                       ---------
          been fulfilled in all material respects when and as provided by this Agreement, or if any of the opinions and certificates mentioned above in this Section 7 or elsewhere in this Agreement shall not be in all
                  ---------
          material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Settlement Date by the Initial Purchasers, and such termination shall be without liability of any party to any other party, except as provided in Section 6 and
                                                              ---------
          except that Section 1 and Section 9 shall survive any such termination
                      ---------     ---------
          and remain in full force and effect. Notice of such cancellation shall be given to the Company in writing, or by telephone or by either telegraph or telecopier confirmed in writing.

               8.   Termination Upon the Occurrence of Certain Events. This
                    -------------------------------------------------
Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers by notice given to the Company prior to delivery of and payment for all Certificates if prior to such time (i) there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Certificates or to enforce contracts for the sale of the Certificates, or (ii) trading in any securities of Ventas or the Kindred Group has been suspended or materially limited by the Securities and Exchange Commission (the "Commission"),
                                                                   ----------
the New York Stock Exchange or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iii) a banking moratorium has been declared by either Federal or New York authorities.

               9.   Expenses. The out-of-pocket costs and expenses associated
                    --------
with the transactions contemplated by this Agreement (including without limitation the costs of preparing, printing and delivering the Preliminary Offering Memorandum and the Offering Memorandum, the fees of the Rating Agencies, the fees and expenses of counsel for the Company and the counsel for each of the Initial Purchasers and the fees and expenses of accountants) shall be payable by the Company.

               10.  Representations and Warranties to Survive Delivery. All
                    --------------------------------------------------
representations and warranties contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of either Initial Purchaser or the Company, and shall survive delivery of and payment for the Certificates or termination or cancellation of this Agreement.

               11.  Notices. All communications hereunder will be in writing and
                    -------
effective only on receipt, and, if sent to either Initial Purchaser, will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at its address set forth on Schedule II hereto, or at such other address as may be furnished by such Initial Purchaser to the Company; or, if sent to the Company; will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at c/o Ventas, Inc., 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, Attn: General Counsel, telecopy number: (502) 357-9029, or at such other address as may be furnished by the Company to each Initial Purchaser in accordance with this
Section 11.
----------

               12.  Successors. This Agreement shall inure to the benefit of and
                    ----------
be binding upon the parties hereto and their respective successors to the extent provided herein.

               13.  Third-Party Beneficiary. This Agreement and the conditions
                    -----------------------
and provisions hereof are intended to be and are for the benefit of MLMLI and its respective successors who shall be a third-party beneficiary of this Agreement.

               14.  Miscellaneous. This Agreement will be governed by and
                    -------------
construed in accordance with the substantive laws of the State of New York, without regard to conflicts of law principles. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

                            [SIGNATURE PAGE FOLLOWS]

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.


                                            Very truly yours,

                                            VENTAS SPECIALTY I, LLC

                                            By: /s/ T. Richard Riney
                                               ---------------------------------
                                               Name: T. Richard Riney
                                               Title: Executive Vice President


                                            VENTAS, INC.


                                            By: /s/ T. Richard Riney
                                               ---------------------------------
                                                Name: T. Richard Riney
                                                Title: Executive Vice President

Accepted at New York, New York, as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: /s/ Bruce L. Ackerman
   -----------------------------------
Name: Bruce L. Ackerman
Title: Authorized Signatory

MORGAN STANLEY & Co. INCORPORATED


By: /s/ Warren H. Friend
   -----------------------------------
Name: Warren H. Friend
Title: Managing Director